Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Entergy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rules(1)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $.01 per share	457(o)	—	—	$1,000,000,000	0.00014760	$147,600.00

Fees Previously Paid	Equity	Common Stock, par value $.01 per share	457(o)	—	—	$361,336,918	0.0000927	$33,495.94(3)

	Total Offering Amount					$1,361,336,918		$181,095.94(3)

	Total Fees Previously Paid							$33,495.94(3)

	Total Fee Offsets							$1,908.90

	Net Fee Due							$145,691.10(3)

The prospectus supplement to which this Exhibit is attached (the “Current Prospectus Supplement”) is a final prospectus for the related offering.

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of, its Registration Statement on Form S-3 (File No. 333-266624) which was filed on August 8, 2022 (the “Current Registration Statement”).

(2)

An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $1,361,336,918 are being offered under the Current Prospectus Supplement as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being offered under the Current Prospectus Supplement include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being offered under the Current Prospectus Supplement as a result of stock splits, stock dividends or similar transactions.

(3)

The registrant previously filed a prospectus supplement on August 8, 2022, dated of even date (the “Third Prospectus Supplement”) to the prospectus included in the Current Registration Statement, and paid a filing fee of $109,100 in connection therewith, calculated in accordance with Rule 457(o) of the Securities Act. The maximum aggregate offering price as contemplated by the Third Prospectus Supplement was $1,000,000,000. As of the date hereof, shares of common stock having an aggregate offering price of up to $361,336,918 remain available for offer and sale pursuant to the Third Prospectus Supplement and the accompanying prospectus. The unused registration fee of $33,495.94 with respect to such remaining available shares of common stock will continue to apply to such unsold securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (1)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Entergy Corporation	424(b)(5)	333-233403	May 9, 2022		$1,908.90 (2)	Equity	Common Stock, par value $.01	—	$20,592,233.01

Fee Offset Sources	Entergy Corporation	424(b)(5)	333-233403		May 9, 2022						$92,700.00 (2)

(1)

The registrant has terminated the offering of unsold securities under the prospectus supplement dated May 9, 2022 (the “Second Prospectus Supplement”), to the prospectus included in its Registration Statement on Form S-3 (Registration No. 333-233403) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission on August 22, 2019.

(2)

On January 12, 2021, the registrant filed a prospectus supplement (the “First Prospectus Supplement”) to the Prior Registration Statement and paid a filing fee of $109,100 (the “First Fee”) in connection therewith. The First Prospectus Supplement related to the registrant’s offer and sale from time to time of shares of the registrant’s common stock having an aggregate gross sales price of up to $1,000,000,000 under an at-the-market program (the “ATM Program”). On May 9, 2022, the registrant filed the Second Prospectus Supplement and paid a filing fee of $92,700 (the “Second Fee”) in connection therewith, after accounting for fees previously paid of $40,071.94 related to unsold securities with a maximum aggregate offering price of $367,295,482 under the First Prospectus Supplement. The Second Prospectus Supplement reflected the increase of the aggregate gross sales price available under the ATM Program by $1,000,000,000, resulting in a maximum offering price under the Second Prospectus Supplement of $1,367,295,482. On August 8, 2022, the registrant filed the Third Prospectus Supplement, and pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $105,398.84, reflecting the amount of each of the First Fee and the Second Fee attributable to unsold securities, was available to offset the registration fee due in connection therewith. Following the filing of the Third Prospectus Supplement and the application of $103,489.94 (an offset attributable to all of the First Fee and $90,791.10 of the Second Fee) to the registration fee for shares of the registrant’s common stock having an aggregate gross sales price of up to $1,116,396,318 registered thereby, $1,908.90 remains available to offset the current registration fee due in connection with the filing of the Current Prospectus Supplement, which reflects the increase of the aggregate gross sales price available under the ATM Program by an additional $1,000,000,000, resulting in a maximum offering price under the Current Prospectus Supplement of $1,361,336,918.